SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 24, 2007

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On October 24, 2007, PACCAR Inc (the “Registrant”) issued a press release announcing its financial results for the third quarter ended September 30, 2007 and announcing that it would hold a conference call with securities analysts to discuss third quarter 2007 earnings to be held that same day as more fully described in the press release attached as Exhibit 99.1 to this Report.

The information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kenneth R. Gangl, Senior Vice President of PACCAR Inc, announced his retirement effective January 1, 2008.

Item 8.01- Other Events

On September 11, 2007, PACCAR Inc announced that its Board of Directors had approved a fifty percent stock dividend of the Company’s common stock to be issued on October 9, 2007 to stockholders of record at the close of business on September 25, 2007. In connection with the stock dividend, and pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of PACCAR Inc common stock registered under the Registration Statements on Form S-8 for the PACCAR Inc Savings Investment Plan (File Nos. 333-52230 and 333-139544) will be proportionately adjusted to give effect to the stock dividend.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

The following is furnished as an Exhibit to this Report.

Exhibit Number	Description

99.1	Press release issued October 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date October 24, 2007	By:	/s/ M. T. Barkley
M. T. Barkley
Vice President and Controller